UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 22, 2010

First Security Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

000-49747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

531 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 22, 2010, the Board of Directors of First Security Group, Inc. increased the size of the Board to eight and elected Ralph E. “Gene” Coffman, Jr. to join the Board of First Security Group, Inc. (the “Company”). The Board had previously appointed Mr. Coffman as President and Chief Executive Officer of the Company and elected him to the Board of FSGBank, N.A., the Company’s wholly-owned subsidiary.

Mr. Coffman, age 59, has over 37 years in the financial services industry. Prior to joining the Company, Mr. Coffman served as Ohio Regional President of WesBanco Bank, Inc. Prior to joining WesBanco Bank, Inc., Mr. Coffman served as President and Chief Executive Officer of Oak Hill Financial, Inc., an Ohio Bank Holding Company that merged into WesBanco Inc. in late 2007.

Mr. Coffman was not selected to serve as a director based on any arrangement or understanding between Mr. Coffman and any other persons.  Mr. Coffman has not been named to any of the Board’s standing committees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.

Dated: December 29, 2010
	By:	/s/ William L. Lusk, Jr.
	Name:	William L. Lusk, Jr.
	Title:	Chief Financial Officer